FORM OF
AGREEMENT AND PLAN OF REORGANIZATION

This AGREEMENT AND PLAN OF REORGANIZATION, dated as of February 4, 2010, is between [name of Merging Fund] (the “Merging Fund”), a series of the Ultra Series Fund (the “Trust”), and [name of Acquiring Fund] (the “Acquiring Fund”), also a series of the Trust.

This Agreement and Plan of Reorganization (the “Agreement” or “Plan”) is intended to be and is adopted as a plan of reorganization and liquidation within the meaning of Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the “Code”). The reorganization and liquidation will consist of the transfer of all of the assets of the Merging Fund to the Acquiring Fund in exchange for shares of beneficial interest of the Acquiring Fund, and the distribution of the Acquiring Fund's shares to the shareholders of the Merging Fund in complete liquidation of the Merging Fund, as provided herein, all upon the terms and conditions hereinafter set forth in this Agreement (the “Reorganization”).

In consideration of the mutual promises contained in this Agreement, the parties agree as follows:

1.	SHAREHOLDER APPROVAL

A meeting of the Merging Fund shareholders shall be called and held for the purpose of acting on and authorizing the transactions contemplated in this Agreement. The Acquiring Fund shall furnish to the Merging Fund such data and information as shall be reasonably requested by the Merging Fund for inclusion in the information to be furnished to its shareholders in connection with the meeting.

2.	REORGANIZATION

(a)           Plan of Reorganization. At the closing as provided for in Section 2(b) hereof (the “Closing”), the Merging Fund will convey, transfer, and deliver to the Acquiring Fund all of the then existing assets and property of the Merging Fund, including without limitation, all cash, securities, commodities and futures interests and dividends or interests receivable that are owned by the Merging Fund and any deferred or prepaid expenses shown as an asset on the books of the Merging Fund as of the valuation time provided for in Section 3(a) of this Agreement (the “Valuation Time”). In consideration thereof, the Acquiring Fund agrees at the Closing to deliver to the Merging Fund, in exchange for the assets, the number of full and fractional shares of beneficial interest of the Acquiring Fund (the “Acquiring Fund Shares”) to be determined as follows:

In accordance with Section 3 of this Agreement, the number of the Acquiring Fund Shares to be issued shall be determined by dividing the per share net asset value of the Merging Fund shares (rounded to the nearest millionth) by the net asset value per share of the Acquiring Fund (rounded to the nearest millionth) and multiplying the quotient by the number of outstanding shares of the Merging Fund as of the Valuation Time.  It is expressly agreed that there will be no sales charge to the Merging Fund, or to any of the shareholders of the Merging Fund, upon distribution of the Acquiring Fund Shares to them.

(b)           Closing and Valuation Time of the Reorganization. The Closing shall occur either: (i) the latest of (x) the satisfaction of all representations and warranties contained herein, (y) receipt of all necessary regulatory approvals, and (z) the final adjournment of the meeting of shareholders of the Merging Fund at which the Plan will be considered, or (ii) such later date as the parties may mutually agree (the “Closing Date”).  On or as soon as practicable prior to the Closing Date, the Merging Fund will declare and pay to its shareholders of record one or more dividends and/or other distributions so that it will have distributed substantially all (and in no event less than 98%) of its investment company taxable income (computed without regard to any deduction for dividends paid) and realized net capital gain, if any, for the current taxable year through the Closing Date.

3.           VALUATION OF NET ASSETS

(a)           The Valuation Time shall be the close of business (coinciding with the closing of the regular session of the New York Stock Exchange (“NYSE”) (normally 3:00 p.m. CT)) on the business day immediately preceding the Closing Date.  At this time, the value of the Merging Fund’s assets to be transferred to the Acquiring Fund under this Agreement shall be computed using the valuation procedures as set forth in the Merging Fund’s prospectus.

(b)           The net asset value per share of the Acquiring Fund Shares for purposes of Section 2 of this Agreement shall be determined as of the Valuation Time using the same valuation procedures as set forth in the Acquiring Fund’s prospectus.

(c)           In the event that the day on which the Valuation Time is required to occur: (i) the NYSE shall be closed to trading or trading thereupon shall be restricted, or (ii) trading or the reporting of trading on the NYSE shall be disrupted so that, in the judgment of an officer of the Trust, accurate appraisal of the value of the net assets of the Acquiring Fund or the Merging Fund is impracticable, the Closing Date shall be postponed until the first business day after the day when trading shall have been fully resumed and reporting shall have been restored.

4.           LIQUIDATION AND DISSOLUTION

(a)           As soon as practicable after the Closing Date, the Merging Fund will distribute pro rata to Merging Fund shareholders of record as of the Valuation Time the Acquiring Fund Shares received by the Merging Fund pursuant to Section 2(a) of this Agreement.  Such liquidation and distribution will be accompanied by the establishment of shareholder accounts on the share records of the Acquiring Fund in the names of each such shareholder of the Merging Fund, representing the respective pro rata number of full and fractional the Acquiring Fund Shares due to each.  No such shareholder accounts shall be established by the Acquiring Fund or the transfer agent for the Acquiring Fund except pursuant to written instructions from the Merging Fund, and the Merging Fund agrees to provide on the Closing Date instructions to transfer to a shareholder account for each former Merging Fund shareholder a pro rata share of the number of the Acquiring Fund Shares received pursuant to Section 2(a) of this Agreement.

(b)           Share certificates representing the Acquiring Fund Shares shall not be issued in connection with the Reorganization. Ownership of the Acquiring Fund Shares will be shown on the books of the Acquiring Fund’s transfer agent.

(c)           As promptly as is practicable after the liquidation of the Merging Fund, and in no event later than 12 months from the date of this Agreement, the Merging Fund shall be terminated pursuant to the provisions of the Plan and the By-Laws and Declaration of Trust of the Trust.

(d)            Immediately after the Closing Date, the share transfer books of the Merging Fund shall be closed and no transfer of shares shall thereafter be made on those books.

5.           REPRESENTATIONS AND WARRANTIES OF THE ACQUIRING FUND

(a)           Organization, Existence, etc.  The Acquiring Fund is a duly organized series of the Trust, validly existing and in good standing under the laws of the State of Massachusetts.  The Acquiring Fund has the power to carry on the business of the Acquiring Fund as it is now being conducted. The Acquiring Fund has all necessary federal, state and local authorization to own all of its properties and assets and to carry on its business as now being conducted.

(b)           Registration as Investment Company. The Trust, of which the Acquiring Fund is a series, is registered under the Investment Company Act of 1940, as amended (the “Act”) as an open-end management investment company.  Its registration has not been revoked or rescinded and is in full force and effect.

(c)           Shares to be Issued Upon Reorganization. The Acquiring Fund Shares to be issued in connection with the Reorganization have been duly authorized and upon consummation of the Reorganization will be validly issued, fully paid and non-assessable.

(d)           Authority Relative to this Agreement. The Trust has the power to enter into the Plan on behalf of the Acquiring Fund and to carry out its obligations under this Agreement. The execution and delivery of the Plan and the consummation of the transactions contemplated by this Plan have been duly authorized by the Board of Trustees of the Trust and no other proceedings by the Trust are necessary to authorize its officers to effectuate the Plan and the transactions contemplated herein. The Acquiring Fund is not a party to or obligated under any charter, by-law, indenture, or contract provision or any other commitment or obligation, or subject to any order or decree, which would be violated by the execution and carrying out of the Plan.

 (e)           Registration Statement. The Acquiring Fund shall have filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement under the Securities Act of 1933, as amended (“Securities Act”) relating to the Acquiring Fund Shares issuable under this Agreement.  At the time the Registration Statement becomes effective, the Registration Statement (i) will comply in all material respects with the provisions of the Securities Act and the rules and regulations of the Commission thereunder (the “Regulations”), and (ii) will not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
Further, at the time the Registration Statement becomes effective, at the time of the shareholders’ meeting referred to in Section 1, and at the Closing of the Reorganization, the Prospectus and Statement of Additional Information included therein, as amended or supplemented by any amendments or supplements filed by the Acquiring Fund and as pertaining to the Acquiring Fund, will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the representations and warranties in this subsection shall apply to statements in or omissions from the Registration

Statement or Prospectus and Statement of Additional Information made in reliance upon and in conformity with information furnished by the Merging Fund for use in the Registration Statement or Prospectus and Statement of Additional Information.

6.           REPRESENTATIONS AND WARRANTIES OF THE MERGING FUND

(a)           Organization, Existence, etc.  The Merging Fund is a duly organized series of the Trust, validly existing and in good standing under the laws of the State of Massachusetts, and has power to carry on its business as it is now being conducted.  The Merging Fund has all necessary federal, state and local authorization to own all of its properties and assets and to carry on its business as now being conducted.

(b)           Registration as Investment Company. The Trust, of which the Merging Fund is a series, is registered under the Act as an open-end management investment company.  Its registration has not been revoked or rescinded and is in full force and effect.

(c)           Authority Relative to this Agreement. The Trust has the power to enter into the Plan on behalf of its series, the Merging Fund, and to carry out its obligations under this Agreement. The execution and delivery of the Plan and the consummation of the transactions contemplated by this Plan have been duly authorized by the Board of Trustees of the Trust and, except for approval by the holders of its outstanding shares, no other proceedings by the Trust are necessary to authorize its officers to effectuate the Plan and the transactions contemplated herein. The Merging Fund is not a party to or obligated under any charter, by-law, indenture, or contract provision or any other commitment or obligation, or subject to any order or decree, which would be violated by the execution and carrying out of the Plan.

(d)           Registration Statement. The Merging Fund will cooperate with the Acquiring Fund in connection with the Registration Statement referred to in Section 5(e) of this Agreement, and will furnish to the Acquiring Fund the information relating to the Merging Fund required by the Securities Act and the Regulations promulgated thereunder to be set forth in the Registration Statement (including the Prospectus and Statement of Additional Information).  At the time the Registration Statement becomes effective, the Registration Statement, insofar as it relates to the Merging Fund (i) will comply in all material respects with the provisions of the Securities Act and the Regulations, and (ii) will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  Further, at the time the Registration Statement becomes effective, at the time of the shareholders’ meeting referred to in Section 1 and at the Closing of the Reorganization, the Prospectus and Statement of Additional Information included therein, as amended or supplemented by any amendments or supplements filed by the Acquiring Fund, insofar as it relates to the Merging Fund, will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall apply only to statements in or omissions from the Registration Statement or Prospectus and Statement of Additional Information made in reliance upon and in conformity with information furnished by the Merging Fund for use in the Registration Statement or Prospectus and Statement of Additional Information.

7.           CONDITIONS TO OBLIGATIONS OF THE ACQUIRING FUND

The obligations of the Acquiring Fund under this Agreement with respect to the consummation of the Reorganization are subject to the satisfaction of the following conditions:

(a)           Representations, Warranties, and Agreements. As of the Closing of the Reorganization, the Merging Fund shall have complied with each of its obligations under this Agreement, the representations and warranties contained in this Agreement shall be true in all material respects, and there shall have been no material adverse change in the financial condition, results of operations, business, properties or assets of the Merging Fund since December 31, 2009.

(b)           Regulatory Approval. All necessary orders of exemption under the Act with respect to the transactions contemplated by this Agreement shall have been granted by the Commission, and all approvals, registrations, and exemptions under federal and state securities laws considered to be necessary shall have been obtained.

(c)           Tax Opinion. The Acquiring Fund shall have received the opinion of counsel, addressed to and in form and substance satisfactory to the Acquiring Fund, as to certain of the federal income tax consequences of the Reorganization under the Code to the Acquiring Fund and the shareholders of the Acquiring Fund. For purposes of rendering its opinion, counsel may rely exclusively and without independent verification, as to factual matters, on the statements made in the Plan, the proxy statement which will be distributed to the shareholders of the Merging Fund in connection with the Reorganization, and on such other written representations as the Merging Fund and the Acquiring Fund will have verified as of the date of issuance of the tax opinion. The opinion of counsel will be to the effect that, based on the facts and assumptions stated therein, for federal income tax purposes:
(i)           neither the Merging Fund nor the Acquiring Fund will recognize any gain or loss upon the transfer of the assets of the Merging Fund to the Acquiring Fund in exchange for the Acquiring Fund Shares and upon the distribution (whether actual or constructive) of the Acquiring Fund Shares to the shareholders of the Merging Fund in exchange for their shares of the Merging Fund;

(ii)           the shareholders of the Merging Fund who receive the Acquiring Fund Shares pursuant to the Reorganization will not recognize any gain or loss upon the exchange (whether actual or constructive) of their shares of the Merging Fund for the Acquiring Fund Shares (including any fractional shares they are deemed to have received) pursuant to the Reorganization;

(iii)           the basis of the Acquiring Fund Shares received by the Merging Fund’s shareholders will be the same as the basis of the shares of the Merging Fund surrendered in the exchange, and the holding period of the Acquiring Fund Shares received by each shareholder of the Merging Fund will include the period during which the shares of the Merging Fund exchanged therefor were held by such shareholder, provided the shares of the Merging Fund were held as a capital asset on the date of the Reorganization; and

(iv)           the basis of the Merging Fund’s assets acquired by the Acquiring Fund will be the same as the basis of such assets to the Merging Fund immediately prior to the Reorganization, and the holding period of the assets of the Merging Fund in the hands of the Acquiring Fund will include the period during which those assets were held by the Merging Fund.

8.           CONDITIONS TO OBLIGATIONS OF THE MERGING FUND

The obligations of the Merging Fund under this Agreement with respect to the consummation of the Reorganization are subject to the satisfaction of the following conditions:

(a)           Shareholder Approval. The Plan shall have been approved by the affirmative vote of a majority of the outstanding voting securities of the Merging Fund as required by the Act. This means that the Plan must be approved by the lesser of: (i) 67% of the shares of the Merging Fund entitled to vote and present at a meeting if the holders of more than 50% of the outstanding shares entitled to vote are present in person or by proxy; or (ii) more than 50% of the outstanding shares of the Merging Fund entitled to vote.

(b)           Representations, Warranties and, Agreements. As of the Closing of the Reorganization, the Acquiring Fund shall have complied with each of its responsibilities under this Agreement, the representations and warranties contained in this Agreement shall be true in all material respects, and there shall have been no material adverse change in the financial condition, results of operations, business, properties, or assets of the Acquiring Fund since December 31, 2009.

(c)           Regulatory Approval. The Registration Statement shall have been declared effective by the Commission and no stop orders under the Securities Act pertaining thereto shall have been issued; all necessary orders of exemption under the Act with respect to the transactions contemplated by this Agreement shall have been granted by the Commission; and all approvals, registrations, and exemptions under federal and state securities laws considered to be necessary shall have been obtained.

(d)           Tax Opinion. The Merging Fund shall have received the opinion of counsel, addressed to and in form and substance satisfactory to the Merging Fund, as to certain of the federal income tax consequences of the Reorganization under the Code to the Merging Fund and its shareholders. For purposes of rendering its opinion, counsel may rely exclusively and without independent verification, as to factual matters, on the statements made in the Plan, the proxy statement which will be distributed to the shareholders of the Merging Fund in connection with the Reorganization, and on such other written representations as the Merging Fund and the Acquiring Fund will have verified as of the date of issuance of the tax opinion. The opinion of counsel will be to the effect that, based on the facts and assumptions stated therein, for federal income tax purposes:
(i)            neither the Merging Fund nor the Acquiring Fund will recognize any gain or loss upon the transfer of the assets of the Merging Fund to the Acquiring Fund in exchange for the Acquiring Fund Shares and upon the distribution (whether actual or constructive) of the Acquiring Fund Shares to the shareholders of the Merging Fund in exchange for their shares of the Merging Fund;

(ii)           the shareholders of the Merging Fund who receive the Acquiring Fund Shares pursuant to the Reorganization will not recognize any gain or loss upon the exchange (whether actual or constructive) of their shares of the Merging Fund for the Acquiring Fund Shares (including any fractional shares they are deemed to have received) pursuant to the Reorganization;

(iii)           the basis of the Acquiring Fund Shares received by the Merging Fund’s shareholders will be the same as the basis of the shares of the Merging Fund surrendered in the exchange, and the holding period of the Acquiring Fund Shares received by each shareholder of the Merging Fund will include the period during which the shares of the Merging Fund exchanged therefor were held by such shareholder, provided the shares of the Merging Fund were held as a capital asset on the date of the Reorganization; and

(iv)           the basis of the Merging Fund assets acquired by the Acquiring Fund will be the same as the basis of such assets to the Merging Fund immediately prior to the Reorganization, and the holding period of the assets of the Merging Fund in the hands of the Acquiring Fund will include the period during which those assets were held by the Merging Fund.

9.           AMENDMENTS, TERMINATIONS, NON-SURVIVAL OF COVENANTS, WARRANTIES AND REPRESENTATIONS

(a)           The parties hereto may, by agreement in writing authorized by the Board of Trustees of the Trust, amend the Plan at any time before or after approval of the Plan by shareholders of the Merging Fund, but after such approval, no amendment shall be made that materially changes the terms of this Agreement.

(b)           At any time prior to the Closing of the Reorganization, any of the parties may by written instrument signed by it: (i) waive any inaccuracies in the representations and warranties made pursuant to this Agreement, and (ii) waive compliance with any of the covenants or conditions made for its benefit pursuant to this Agreement.

(c)           The Merging Fund may terminate the Plan at any time prior to the Closing of the Reorganization by notice to the Acquiring Fund if: (i) a material condition to its performance under this Agreement or a material covenant of the Acquiring Fund contained in this Agreement is not fulfilled on or before the date specified for the fulfillment thereof, or (ii) a material default or material breach of the Plan is made by the Acquiring Fund.

(d)            the Acquiring Fund may terminate the Plan at any time prior to the Closing of the Reorganization by notice to the Merging Fund if: (i) a material condition to its performance under this Agreement or a material covenant of the Merging Fund contained in this Agreement is not fulfilled on or before the date specified for the fulfillment thereof, or (ii) a material default or material breach of the Plan is made by the Merging Fund.

(e)           The Plan may be terminated by either party at any time prior to the Closing of the Reorganization, whether before or after approval by the shareholders of the Merging Fund, without liability on the part of either party hereto or its respective trustees, officers, or shareholders.

(f)           No representations, warranties, or covenants in or pursuant to the Plan shall survive the Reorganization.

10.           EXPENSES

All direct fees and expenses, including legal and accounting expenses, portfolio transfer taxes (if any) or other similar expenses incurred in connection with the consummation by the Merging Fund and Acquiring Fund of the transactions contemplated by this Agreement (together with the costs specified below, “Expenses”) will be borne by Madison Investment Advisers, LLC and/or its affiliates, including the costs of liquidating such of Merging Fund’s portfolio securities as the Acquiring Fund shall indicate it does not wish to acquire before the Closing; and provided that such Expenses will in any event be paid by the party directly incurring such Expenses if and to the extent that the payment by the other party of such Expenses would result in the disqualification of Acquiring Fund or Merging Fund, as the case may be, as a “regulated investment company” within the meaning of Section 851 of the Code.

11.           GENERAL

This Plan supersedes all prior agreements between the parties (written or oral), is intended as a complete and exclusive statement of the terms of the Plan between the parties and may not be changed or terminated orally. The Plan may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been executed by each party and delivered to the parties hereto. The headings contained in the Plan are for reference purposes only and shall not affect in any way the meaning or interpretation of the Plan. Nothing in the Plan, expressed or implied, is intended to confer upon any other person any rights or remedies by reason of the Plan.
12.           NON-LIABILITY OF SHAREHOLDERS, TRUSTEES, ETC.

In accordance with the Declaration of Trust of the Trust, this Plan is executed on behalf of the Trust, the Merging Fund and the Acquiring Fund, by the trustees or by an officer or officers of the Trust in their capacity as such and not individually, and the obligations hereunder are not personally binding upon, nor shall resort be had to the private property of, any of the trustees, shareholders, officers, employees or agents of the Trust, but the property of the Trust or a specific portion thereof only shall be bound.

IN WITNESS WHEREOF, the Trust has caused this Plan to be executed on behalf of the Merging Fund and the Acquiring Fund as of the day and year first above written.

ULTRA SERIES FUND
on behalf of [NAME OF MERGING FUND]
By: _______________________ Name: Katherine L. Frank Title: President

ULTRA SERIES FUND
on behalf of [NAME OF ACQUIRING FUND]
By: _______________________ Name: Katherine L. Frank Title: President